EXHIBIT 21.1
Tanger Factory Outlet Centers, Inc.
List of Subsidiaries
Tanger Properties Limited Partnership
Tanger GP Trust
Tanger LP Trust
Tanger Development Corporation
TWMB Associates, LLC
Tanger Deer Park, LLC
Deer Park Enterprise, LLC
DPE Mezz, LLC
Deer Park Warehouse, LLC
Tanger COROC, LLC
Tanger COROC II, LLC
COROC Holdings, LLC
COROC/Riviera L.L.C.
COROC/Hilton Head I L.L.C.
COROC/Hilton Head II L.L.C.
COROC/Lincoln City L.L.C.
COROC/Myrtle Beach L.L.C.
COROC/Park City L.L.C.
COROC/Rehoboth I L.L.C.
COROC/Rehoboth II L.L.C.
COROC/Rehoboth III L.L.C.
COROC/Lakes Region L.L.C.
COROC/Tilton II L.L.C.
COROC/Tuscola L.L.C.
COROC/Westbrook I L.L.C.
COROC/Westbrook II L.L.C.
COROC/Clinton CHR, LLC
COROC/Clinton WR, LLC
Tanger Devco, LLC
Tanger WD, LLC
Tanger Wisconsin Dells, LLC
Northline Indemnity, LLC
Tanger Phoenix, LLC
Tanger Scottsdale, LLC
Tanger Houston, LLC
Pembroke Acquisition Company, LLC
Tanger Hershey GP, LLC
Tanger Hershey I, LLC

Tanger Hershey II, LLC
Tanger Hershey Limited Partnership
FSH Associates LP
San Marc I, LLC
Tanger San Marc, LLC
Tanger DC, LLC
Tanger National Harbor, LLC
Galveston Outlets, LLC
Tanger Master Trust
Tanger Canada 1, LLC
1633272 Alberta ULC
Tanger AC-I, LLC
Tanger AC-II, LLC
Tanger AC-III, LLC
Atlantic City Associates, LLC
Atlantic City Associates Number Two Investors, LLC
Atlantic City Associates Number Two (S-1), LLC
Atlantic City Associates Number Three, LLC
Tanger OCF, LLC
OCF Holdings, LLC
Ocean City Factory Outlets, Inc.
Ocean City Factory Outlets I, LC
Ocean City Factory Outlets Acceptance Company, LLC
Tanger Outlets at Westgate, LLC